                                                                     EXHIBIT 3.1

                       THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                         SECRETARY OF THE COMMONWEALTH
             ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108-1512

                            ARTICLES OF ORGANIZATION
                          (GENERAL LAWS, CHAPTER 156B)

                                   ARTICLE I

                     THE EXACT NAME OF THE CORPORATION IS:

                             NASHUA MA CORPORATION

                                   ARTICLE II

     THE PURPOSE OF THE CORPORATION IS TO ENGAGE IN THE FOLLOWING BUSINESS
                                  ACTIVITIES:

See Attachment 2.

                                  ARTICLE III

     State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

-----------------------------------------------------------------------------------
        WITHOUT PAR VALUE                            WITH PAR VALUE
-----------------------------------------------------------------------------------
                     NUMBER OF                            NUMBER OF          PAR
      TYPE             SHARES             TYPE              SHARES          VALUE
-----------------------------------------------------------------------------------
Common:                                      Common:         200,000        $1.00
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
Preferred:                                 Preferred
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

None.

                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

None.

                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Attachment 6.

** IF THERE ARE NO PROVISIONS STATE "NONE".
NOTE: THE PRECEDING SIX (6) ARTICLES ARE CONSIDERED TO BE PERMANENT AND MAY ONLY BE CHANGED BY FILING APPROPRIATE ARTICLES OF AMENDMENT.

                                  ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                                  ARTICLE VIII

THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

    c/o CT Corporation System, 101 Federal Street, Boston, MA 02110

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                NAME              RESIDENTIAL ADDRESS    POST OFFICE ADDRESS
    President: Andrew B. Albert        [Omitted]       c/o Nashua Corporation,
                                                       11 Trafalgar Square,
                                                       Second Floor,
                                                       Nashua, NH 03063
    Treasurer: John L. Patenaude       [Omitted]       Same as above
    Clerk: Robert S. Amrein            [Omitted]       Same as above
    Directors: Andrew B. Albert        [Omitted]       Same as above

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:
    December

d. The name and business address of the resident agent, if any, of the corporation is:
    CT Corporation System, 101 Federal Street, Boston, MA 02110

                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 25th day of March 2002

Incorporator:  Nashua Corporation (A Delaware Corporation)
               11 Trafalgar Square, Second Floor, Nashua, NH 03063

/s/ ANDREW B. ALBERT
--------------------------------------------------------------------------------
Signed:       Andrew B. Albert, Chairman and Chief Executive Officer

NOTE: IF AN EXISTING CORPORATION IS ACTING AS INCORPORATOR, TYPE IN THE EXACT NAME OF THE CORPORATION, THE STATE OR OTHER JURISDICTION WHERE IT WAS INCORPORATED, THE NAME OF THE PERSON SIGNING ON BEHALF OF SAID CORPORATION AND THE TITLE HE/SHE HOLDS OR OTHER AUTHORITY BY WHICH SUCH ACTION IS TAKEN.

                                  ATTACHMENT 2

     (a) To carry on a general manufacturing and merchandising business, and any business incidental thereto or in any way connected therewith, and particularly and without limiting the generality of the foregoing, to purchase, sell, import, manufacture, assemble, work, treat, use, prepare for market, exchange, and in any manner obtain, deal with or dispose of goods, wares, merchandise and personal property of every description; also, all patents, inventions, processes, devices, machinery, tools, appliances, means, equipment, substances, materials and things necessary or convenient in connection with the manufacture, marketing, use, employment, consumption or enjoyment of any of the foregoing and to maintain and conduct stores for the sale of merchandise and personal property of every description at wholesale and/or retail. And to carry on in any part of the world as principal, agent or otherwise, to the same extent that any natural person could any business of manufacturing, buying, selling and/or in any other way dealing in paper specialties and/or any or all other articles of whatever made;

     (b) To carry on any one or more manufacturing, mercantile or commercial businesses;

     (c) To subscribe for, acquire, hold or dispose or avail of, buy and sell, assign, transfer, mortgage, pledge, underwrite, handle on commission and otherwise deal in stocks and shares of and interests in, and bonds, notes and obligations and securities of, corporation, joint-stock companies, trusts, associations or firms, obligations of persons and all forms of public and municipal securities of this or any other country, or any right or interest therein, and while the owner of any of the aforesaid to exercise all the rights, powers and privileges of ownership in the same manner and to the same extent that an individual might. To exercise with respect to any stock which it may at any time hold in any other corporation all the rights, powers and privileges of ownership, including the right to vote upon any such stock;

     (d) To acquire, hold, use and dispose or avail of or operate, or construct, or lease for hire, buildings, plants, warehouses, stores, tracks, dams, power plants, factories, mills, machinery, works and all other real and personal property, tangible or intangible, of whatever kind and wherever situated, or any right or interest therein; also patents, patent rights and privileges, inventions, formulae, trade marks, trade names and secret processes or any right or interest therein; also as a going business or otherwise all or any part of the assets of any corporation, joint-stock company, trust, association, firm or person, and in such cases to assume all or any part of his or its liabilities. To sell, lease or exchange at any time any or all of the then property and assets of the corporation;

     (e) To act for others as agent, broker, factor, manager or in any other lawful manner; and to join with others in any enterprise conducive to the success of the corporation on such terms and conditions as may be agreed upon;

     (f) To borrow money and otherwise contract indebtedness, to issue bonds, debentures, notes and other evidences of indebtedness therefor, to assume or guarantee the payment of any dividends upon any stocks, shares or other interests, whether to facilitate the disposal thereof or because of an interest in the proceeds thereof or for any other lawful reason or consideration whatsoever, and to secure the same by mortgage or through lien upon all or any part of its assets;

     (g) To lend money or credit to and to aid in any other manner corporations, joint-stock companies, trusts, associations, firms and persons any obligation of which or any interest in which is held by this corporation or in the affairs or prosperity of which this corporation has a lawful interest, and to do all acts and things designed to protect, improve, or enhance the value of any such obligation or interest; to guarantee, or to secure by mortgage or through lien upon all or any part of the assets of this corporation, the payment of principal, interest and dividends or any stocks, shares, bonds, notes or other evidences of interest in or indebtedness of, and the performance of any other contract or obligation by such corporations, joint-stock companies, trusts, associations, firms or persons;

     (h) To purchase or otherwise acquire, and to hold and to sell, assign, transfer, mortgage, pledge, or otherwise dispose of or deal with its own stock. To issue at any time or from time to time stock-purchase warrants obligating the corporation to issue to bearer shares of authorized stock of the corporation;

     (i) The purpose of the corporation is from time to time to do any one or more of the acts and things herein set forth and in any state, country or jurisdiction;

     (j) To carry on any other business, operation or activity which may be lawfully carried on by a corporation organized under the provisions of the Massachusetts General Laws, Chapter 156B, as amended, whether or not related to those described in the preceding clauses; and

     (k) To carry out all or any part of the foregoing purposes and objects as principal, agent, contractor or otherwise, and either alone or in conjunction with any person, firm, joint venture, association or corporation.

                                  ATTACHMENT 6

     6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

     6A.  Limitation of Director Liability

     Except to the extent that Chapter 156B of the Massachusetts General Laws prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     6B.  Indemnification

     1. Actions, Suits and Proceedings. The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the corporation (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments and fines incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, unless the Indemnitee shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Notwithstanding anything to the contrary in this Article, except as set forth in
Section 6 below, the corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the corporation. Notwithstanding anything to the contrary in this Article, the corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the corporation makes any indemnification payments to an Indemnitee and the Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the corporation to the extent of such insurance reimbursement.

     2. Settlements. The right to indemnification conferred in this Article shall include the right to be paid by the corporation for amounts paid in settlement of any such action, suit or proceeding and any appeal therefrom, and all expenses (including attorneys' fees) incurred in connection with such settlement, pursuant to a consent decree or otherwise, unless and to the extent it is determined pursuant to Section 5 below that the Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     3. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the corporation to the Indemnitee of its election so to assume such defense, the corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 3. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such action or (iii) the corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the corporation, except as otherwise expressly provided by this Article. The corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii) above.

     4. Advance of Expenses. Subject to the provisions of Section 5 below, in the event that the corporation does not assume the defense pursuant to Section 3 of this Article of any action, suit, proceeding or investigation of which the corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

     5. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2 or 4 of this Article, the Indemnitee shall submit to the corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the corporation of the written request of the Indemnitee, unless the corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in
Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the corporation,
(b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the corporation), or (d) a court of competent jurisdiction.

     6. Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section 5. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the corporation pursuant to Section 5 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the corporation.

     7. Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of Chapter 156B of the Massachusetts General Laws or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

     8. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     9. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

     10. Insurance. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another organization or employee benefit plan against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Chapter 156B of the Massachusetts General Laws.

     11. Merger or Consolidation. If the corporation is merged into or consolidated with another corporation and the corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

     12. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

     13. Subsequent Legislation. If the Massachusetts General Laws are amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the corporation shall indemnify such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.

     6C.  Other Provisions

     (a) The directors may make, amend, or repeal the by-laws in whole or in part, except with respect to any provision of such by-laws which by law or these Articles or the by-laws requires action by the stockholders.

     (b) Meetings of the stockholders of the corporation may be held anywhere in the United States.

     (c) The corporation shall have the power to be a partner in any business enterprise which this corporation would have the power to conduct by itself.

     (d) The corporation, by vote of a majority of the stock outstanding and entitled to vote thereon (or if there are two or more classes of stock entitled to vote as separate classes, then by vote of a majority of each such class of stock outstanding), may (i) authorize any amendment to its Articles of Organization pursuant to Section 71 of Chapter 156B of the Massachusetts General Laws, as amended from time to time, (ii) authorize the sale, lease or exchange of all or substantially all of its property and assets, including its goodwill, pursuant to Section 75 of Chapter 156B of the Massachusetts General Laws, as amended from time to time, and (iii) approve an agreement of merger or consolidation pursuant to Section 78 of Chapter 156B of the Massachusetts General Laws, as amended from time to time.

     (e) Chapter 110D of the Massachusetts General Laws, as it may be amended from time to time, shall not apply to the corporation.

     (f) Chapter 110F of the Massachusetts General Laws, as it may be amended from time to time, shall not apply to the corporation.

                        THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                               ARTICLES OF MERGER
                    (GENERAL LAWS, CHAPTER 156B, SECTION 79)

Merger of                               Nashua Corporation

                                        and

                                        Nashua MA Corporation,

                                              the constituent corporations, into

                                        Nashua MA Corporation,

one of the constituent corporations organized under the laws of Massachusetts.

The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:


1. An agreement of merger has been duly adopted in compliance with the requirements of General Laws, Chapter 156B, Section 79, and will be kept as provided by Subsection (c) thereof. The surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2. The effective date of the merger determined pursuant to the agreement of merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing:

3.  (For a merger)
**The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger:
         See Attachment 1.

(For a consolidation)
(a) The purpose of the resulting corporation is to engage in the following business activities:
         N/A

                                  ATTACHMENT 1
                                  ------------

     3. (FOR A MERGER)

     **The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger:

     In connection with the merger of Nashua Corporation, a Delaware corporation, with and into Nashua MA Corporation, a Massachusetts corporation and the surviving corporation in such merger, pursuant to Article 3 of the Articles of Merger to which these amendments are attached, the following Articles of the current Articles of Organization of Nashua MA Corporation, are amended as set forth below.

                                    ARTICLE I

                      The exact name of the corporation is:

                               NASHUA CORPORATION

                                   ARTICLE III

         State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

--------------------------------------------------------------------------------------------------------------------
                WITHOUT PAR VALUE                                        WITH PAR VALUE
--------------------------------------------------------------------------------------------------------------------
                       NUMBER OF                                         NUMBER OF
      TYPE              SHARES                          TYPE               SHARES                 PAR VALUE
--------------------------------------------------------------------------------------------------------------------
Common:                                            Common:               20,000,000                $1.00
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Preferred:                                         Preferred:
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

(for a consolidation)

(b) State the total number of shares and the par value, if any, of each class of stock which the resulting corporation is authorized to issue:


--------------------------------------------------------------------------------------------------------------------------
           WITHOUT PAR VALUE                                                        WITH PAR VALUE
--------------------------------------------------------------------------------------------------------------------------
        TYPE         NUMBER OF SHARES                         TYPE         NUMBER OF SHARES                  PAR VALUE
--------------------------------------------------------------------------------------------------------------------------
Common:               N/A                               Common:             N/A                              N/A
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Preferred:            N/A                               Preferred           N/A                              N/A
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------


**(c) If more than one class of stock is authorized, state a distinguishing designation for each class and provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of each class and of each series then established.

         N/A




**(d) The restrictions, if any, on the transfer of stock contained in the agreement of consolidation are:

         N/A



**(e) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

         N/A





ITEM 4 BELOW MAY BE DELETED IF THE RESULTING/SURVIVING CORPORATION IS ORGANIZED UNDER THE LAWS OF A STATE OTHER THAN MASSACHUSETTS.

4. The information contained in Item 4 is not a permanent part of the Articles of Organization of the surviving corporation.

(a) The street address of the surviving corporation in Massachusetts is: (post office boxes are not acceptable)

     c/o CT Corporation System, 101 Federal Street, Boston, MA 02110

(b) The name, residential address and post office address of each director and officer of the surviving corporation is:

                  NAME                      RESIDENTIAL ADDRESS        POST OFFICE ADDRESS

President:        Andrew B. Albert          [Omitted]                  c/o Nashua Corporation
                                                                       11 Trafalgar Square, Second Floor
Treasurer:        John L. Patenaude         [Omitted]                  Nashua, NH  03063

Clerk:            Robert S. Amrein          [Omitted]                  Same as above.

Directors:        Andrew B. Albert          [Omitted]                  Same as above.




(c) The fiscal year end (i.e. tax year) of the surviving corporation shall end on the last day of the month of:
       December


(d) The name and business address of the resident agent, if any, of the surviving corporation is:
       CT Corporation System, 101 Federal Street, Boston, MA 02110


ITEM 5 BELOW MAY BE DELETED IF THE RESULTING/SURVIVING CORPORATION IS ORGANIZED UNDER THE LAWS OF MASSACHUSETTS.

         DELETED.


FOR MASSACHUSETTS CORPORATIONS

The undersigned President and Clerk of Nashua MA Corporation, a corporation organized under the laws of Massachusetts, further state under the penalties of perjury that the agreement of merger has been duly executed on behalf of such corporation and duly approved in the manner required by General Laws, Chapter 156B, Section 78.

/s/ Andrew B. Albert, President
---------------------------------------

/s/ Robert B. Amrein, Clerk
---------------------------------------


FOR CORPORATIONS ORGANIZED IN A STATE OTHER THAN MASSACHUSETTS

The undersigned, President and Secretary of Nashua Corporation, a corporation organized under the laws of Delaware, further state under the penalties of perjury that the agreement of merger has been duly adopted by such corporation in the manner required by the laws of Delaware.

/s/ Andrew B. Albert, President
---------------------------------------

/s/ Robert B. Amrein, Secretary
---------------------------------------

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



                        THE COMMONWEALTH OF MASSACHUSETTS



                               ARTICLES OF MERGER
                    (GENERAL LAWS, CHAPTER 156B, SECTION 79)



                ===============================================


                  I hereby approve the within Articles of
                  Merger and, the filing fee in the amount of $250.00, having been paid, said articles are deemed to have been filed with me this 12th day of June, 2002.



         Effective date: ____________________________________________



                           /s/ WILLIAM FRANCIS GALVIN


                             WILLIAM FRANCIS GALVIN

                          Secretary of the Commonwealth




                         TO BE FILLED IN BY CORPORATION

                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:


Lauren M. Watson, Corporate Paralegal
Hale and Dorr LLP
60 State Street, Boston, MA 02109
Telephone: 617-526-5143






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